As filed with the Securities and Exchange Commission on September 10, 2009
Registration No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KORN/FERRY INTERNATIONAL
(Exact name of Registrant as Specified in Its Charter)

Delaware	95-2623879
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1900 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(Address, including Zip Code, of Registrant’s Principal Executive Offices)

KORN/FERRY INTERNATIONAL AMENDED AND RESTATED 2008 STOCK INCENTIVE
PLAN
(Full Title of Plan)

Gary D. Burnison
1900 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(310) 552-1834
(Name, address, zip code, and telephone number,
including area code, of agent for service)

Copy to:
Bruce D. Meyer, Esq.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities	to be	Price Per	Offering	Registration
to be Registered	Registered	Share	Price	Fee
Common Stock, par value $0.01 per share	2,360,000(1)	$12.83(2)	$30,278,800(2)	$1,689.56

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Korn/Ferry International Amended and Restated 2008 Stock Incentive Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of the Registrant on the New York Stock Exchange on September 4, 2009.

PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1
EX-99.1

EXPLANATORY STATEMENT
This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Korn/Ferry International, a Delaware corporation (the “Registrant”), relating to 2,360,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible persons under the Korn/Ferry International Amended and Restated 2008 Stock Incentive Plan (the “Plan”), which 2,360,000 shares are in addition to the 2,500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 17, 2009, as amended by the Form S-8/A filed on June 5, 2009 (Commission File No. 333-158632) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”). The contents of the Prior Registration Statement are incorporated herein by reference and made a part of this Registration Statement, except as amended hereby.
Pursuant to General Instruction E to Form S-8, because this Registration Statement registers additional securities under the Plan of the same class as those to which the Prior Registration Statement relates and is effective, this Registration Statement consists only of the following: the facing page, the required statement regarding incorporation by reference, information required to be in this Registration Statement that is not in the Prior Registration Statement, the required opinions and consents, and the signature page.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have previously been filed by the Registrant with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:
a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2009, filed with the Commission on June 29, 2009;

b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2009, filed with the Commission on September 9, 2009;

c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on May 20, 2009, June 5, 2009 and June 12, 2009; and

d)	the description of the Registrant’s common stock contained in the Registration Statement filed with the Commission on November 3, 2000 on Form S-3 pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed December 15, 1999, and incorporated herein by reference.

4.2	Second Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed April 29, 2009, and incorporated herein by reference.

4.3	Form of Common Stock Certificate of the Registrant, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-49286), filed November 3, 2000, and incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1*	Korn/Ferry International Amended and Restated 2008 Stock Incentive Plan.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, Korn/Ferry International, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 10th day of September, 2009.

KORN/FERRY INTERNATIONAL
By:	/s/ Gary D. Burnison
Gary D. Burnison
Chief Executive Officer and Director

We, the undersigned officers and directors of Korn/Ferry International, do hereby constitute and appoint Peter L. Dunn and Gary D. Burnison, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his/her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary D. Burnison	Chief Executive Officer	September 10, 2009
Gary D. Burnison	(Principal Executive Officer) and Director

/s/ Michael A. DiGregorio	Chief Financial Officer and Executive Vice President	September 10, 2009
Michael A. DiGregorio	(Principal Financial Officer)

/s/ Mark Neal	VP, Finance (Principal Accounting Officer)	September 10, 2009
Mark Neal

/s/ Kenneth Whipple	Chair of the Board and Director	September 10, 2009
Kenneth Whipple

/s/ James E. Barlett	Director	September 10, 2009
James E. Barlett

Signature	Title	Date

/s/ Denise Kingsmill	Director	September 10, 2009
Denise Kingsmill

/s/ Edward D. Miller	Director	September 10, 2009
Edward D. Miller

/s/ Debra Perry	Director	September 10, 2009
Debra Perry

/s/ Gerhard Schulmeyer	Director	September 10, 2009
Gerhard Schulmeyer

/s/ George Shaheen	Director	September 10, 2009
George Shaheen

/s/ Harry L. You	Director	September 10, 2009
Harry L. You

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed December 15, 1999, and incorporated herein by reference.

4.2	Second Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed April 29, 2009, and incorporated herein by reference.

4.3	Form of Common Stock Certificate of the Registrant, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-49286), filed November 3, 2000, and incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1*	Korn/Ferry International Amended and Restated 2008 Stock Incentive Plan.

*	Filed herewith.